3.3	Form of Articles of Merger

ARTICLES OF MERGER

Pursuant to the provisions of the Nevada Revised Statutes and the Washington Business Corporation Act, the undersigned corporations hereby submit the following Articles of Merger for filing for the purpose of merging SILVER HILL MINES, INC., a Washington corporation ("SILVER HILL WASHINGTON"), into SILVER HILL MINES, INC., a Nevada corporation ("SILVER HILL NEVADA").

ARTICLE I

SILVER HILL WASHINGTON caused SILVER HILL NEVADA, a subsidiary corporation, to be organized in the State of Nevada for the purpose of changing its corporate domicile. This plan has been duly approved by the shareholders of each of the corporations in accordance with the laws of the States of Washington (R.C.W. 23B.11.040) and Nevada.

A.	SILVER HILL WASHINGTON was organized under the laws of Washington.
B.	SILVER HILL NEVADA was organized under the laws of Nevada.

ARTICLE II

1. Terms and Conditions of Plan of Merger. The effective date of merger will be the date upon which the Articles of Merger are filed with the Washington and Nevada Secretaries of State. Upon the effective date of the merger the separate corporate existence of SILVER HILL WASHINGTON will cease; title to all property owned by SILVER HILL WASHINGTON will be vested in SILVER HILL NEVADA without reversion or impairment; and the Surviving Corporation will have all liabilities of SILVER HILL WASHINGTON. Any proceeding pending by or against SILVER HILL WASHINGTON may be continued as if such merger did not occur, or the Surviving Corporation may be substituted in the proceeding for SILVER HILL WASHINGTON.

2. Governing Law. The laws of the State of Nevada will govern the Surviving Corporation.

3. Name. The name of the Surviving Corporation will be SILVER HILL MINES, INC.

4. Registered Office. The present address of the registered office of the Surviving and Disappearing corporation=s is 18610 East 32nd Ave., Greenacres, WA 99016.

5. Accounting. The assets and liabilities of SILVER HILL WASHINGTON and SILVER HILL NEVADA (collectively the "Constituent Corporations") as of the effective date of the merger will be taken up on the books of the Surviving Corporation at the amounts at which they are carried at that time on the respective books of the Constituent Corporations.

6. Bylaws. The Bylaws of SILVER HILL NEVADA as of the effective date of the merger will be the Bylaws of the Surviving Corporation until the same will be altered or amended in accordance with the provisions thereof.

7. Directors. The directors of SILVER HILL NEVADA as of the effective date of the merger will be the directors of the Surviving Corporation until their respective successors are duly elected and qualified.

8. Manner and Basis of Converting Shares. As of the effective date of the merger:

(a) The Surviving Corporation will exchange all of the shares of SILVER HILL WASHINGTON owned by its shareholders by issuing to each SILVER HILL MINES shareholder one (1) share of SILVER HILL NEVADA common stock for each share of SILVER HILL WASHINGTON common stock. Any shares of stock of SILVER HILL WASHINGTON in the treasury on the effective date of the merger will be surrendered to the Surviving Corporation for cancellation, and no shares of the Surviving Corporation will be issued in respect thereof.

9. Shareholder Approval. This Plan of Merger was submitted and approved by the shareholders of SILVER HILL WASHINGTON (R.C.W. 23B311.030) for approval in the manner provided by law.

10. Rights of Dissenting Shareholders. There are no dissenting shareholder rights associated this change in corporate domicile.

11. Termination of Merger. This merger may be abandoned at any time prior to the filing of Articles of Merger with the Secretary of State, upon a vote of a majority of the Board of Directors of both SILVER HILL NEVADA and SILVER HILL WASHINGTON. If the merger is terminated, there will be no liability on the part of either Constituent Corporation, their respective Boards of Directors, or shareholders.

ARTICLE III

The surviving corporation will be SILVER HILL MINES, INC., a Nevada corporation. The disappearing corporation will be SILVER HILL MINES, INC., a Washington corporation.

DATED this 2nd day of July, 2007.

SILVER HILL MINES, INC. (Nevada)

By:	/s/ Steve Bergstrom	By:	/s/ P.T. Downey
Title: President		Title: Secretary

SILVER HILL MINES, INC. (Washington)

By:	/s/ Steve Bergstrom	By:	/s/ P.T. Downey
Title: President		Title: Secretary